SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 22, 2005
Date of Report (Date of earliest event reported)

INERGY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200
Kansas City, MO 64112
(Address of principal executive offices)

(816) 842-8181
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_______________________________________________________________________

Item 1.01 Entry into a Material Definitive Agreement

On September 22, 2005, John J. Sherman, executed the First Amendment to Employment Agreement (the "Amendment") with Inergy GP, LLC, the managing general partner of Inergy, L.P. Mr. Sherman is currently the President and Chief Executive Officer of Inergy GP, LLC, and the President and Chief Executive Officer of Inergy Holdings GP, LLC, the general partner of Inergy Holdings, L.P.

The Amendment, which is filed as Exhibit 10.1 and incorporated herein by reference, extends the term of the employment agreement until August 30, 2010. In addition, along with other modifications, the Amendment increases Mr. Sherman's annual base salary to $300,000.

Additionally, on September 22, 2005, Carl A. Hughes, executed the First Amendment to Employment Agreement (the "Amendment") with Inergy GP, LLC, the managing general partner of Inergy, L.P. Mr. Hughes is currently the Vice President of Business Development for Inergy GP, LLC.

The Amendment, which is filed as Exhibit 10.2 and incorporated herein by reference, extends the term of the employment agreement until August 30, 2010. In addition, along with other modifications, the Amendment increases Mr. Hughes's annual base salary to $175,000.

The foregoing descriptions of the Amendments do not purport to be complete and are qualified in their entirety by reference to the Amendments.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.
Exhibit Number	Description
10.1 10.2

First Amendment to Employment Agreement, dated as of September 22, 2005, by and between Inergy GP, LLC and John J. Sherman.

First Amendment to Employment Agreement, dated as of September 22, 2005, by and between Inergy GP, LLC and Carl A. Hughes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INERGY, L.P.
By: INERGY GP, LLC, Its Managing General Partner

Date: September 23, 2005	By: /s/ Laura L. Ozenberger _____________________________________
Laura L. Ozenberger Vice President - General Counsel and Secretary